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                                                                   EXHIBIT 10.11

Legend:

         Places in this exhibit where four(4) consecutive asterisks ("****") appear indicates that a confidential portion of this document has been omitted in such location. Practice Works has filed a request for confidential treatment with respect to such information, and such information has been filed separately with the Securities and Exchange Commission.

                              E-COMMERCE AGREEMENT

         This E-Commerce Agreement ("Agreement"), effective as of November 18, 1999, ("Effective Date") is made by and between Summit Marketing Group, Inc., a Missouri corporation, with offices at 11500 Olive Boulevard, Suite 188, St. Louis, Missouri 63141 ("Summit"), and InfoCure Corporation, a Delaware corporation having its principal offices at 1765 The Exchange, Suite 450, Atlanta, Georgia 30339 ("InfoCure").

                                    RECITALS

         A. The orthodontics division of InfoCure develops and licenses, among other things, software for use by the orthodontic industry.

         B. Summit is in the business of the developing, manufacturing, marketing, distributing, and selling certain promotional materials.

         C. The orthodontics division of InfoCure is in the process of developing and will market to its customers an inventory control system that provides for on-line computer entry of orders of supplies for orthodontists.

         D. Summit and InfoCure wish to enter into an agreement whereby orthodontists will have the ability to use the system to order promotional materials from Summit.

                                    AGREEMENT

         In consideration of the mutual promises and covenants and upon the terms and conditions set forth in this Agreement, the parties agree as follows:

1.       DEFINITIONS.

         1.1. As used herein, the term "InfoCure System" means the InfoCure inventory control system products and services for the orthodontic industry that provides for on-line computer entry for orders of supplies to the orthodontists, including without limitation, the Orthodontics Promotional Materials, as well as any manuals or documentation related thereto or improvements, upgrades, and new releases thereof.

         1.2. As used herein, the term "Orthodontics Promotional Materials" shall mean the promotional materials for orthodontists supplied by Summit hereunder.

         1.3. As used herein, the term "Total Net Sales" shall be the total dollar amounts actually billed by Summit in a particular calendar quarter for Orthodontics Promotional Materials ordered by an InfoCure customer using the InfoCure System to place the order, less any bad debts, returns and allowances, freight and transportation charges (including insurance), sales, excise, value added or use taxes, other governmental charges, trade and cash discounts, and royalties.

2.       EXCLUSIVE RIGHT OF PARTICIPATION.

         2.1. During the term of this Agreement beginning in the first quarter of the Year 2000 on a date to be mutually agreed to by the parties, InfoCure hereby grants to Summit the exclusive right to supply the Orthodontics Promotional Materials to InfoCure's customers ordering orthodontics promotional products using the InfoCure System.

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         2.2.     During the term of this Agreement, Summit shall not enter into an agreement with another third party under which customers are permitted to order the Orthodontics Promotional Materials electronically from Summit.

         2.3. InfoCure shall not offer any right of participation similar to the one provided to Summit under Section 2.1 of this Agreement, to any other company which will offer to any other division of InfoCure certain promotional materials similar to the promotional materials that Summit offers, unless Summit shall have been offered in writing the opportunity to participate under the same general terms and conditions as such company is offered the right to participate and shall have failed, within 30 days of such written notice, to provide InfoCure with written notice of its intent to participate upon the same general terms and conditions as offered by InfoCure to such other company. Summit shall only be permitted to provide such promotional materials to customers of InfoCure's other division if a written agreement upon the same general terms and conditions is entered into by Summit and InfoCure within thirty (30) days of InfoCure's receipt of notice from Summit.

3.       RIGHTS, DUTIES, AND OBLIGATIONS OF THE PARTIES.

         3.1. Summit shall assume full responsibility and liability, and shall assume all cost and expense, with respect to the development, manufacture, packaging, marketing, sale, warranty service, and maintenance of Orthodontics Promotional Materials, as well as the assets and resources of Summit utilized in such activities. Summit agrees that, to the extent that InfoCure needs access to any of Summit's software in order to implement the InfoCure System, Summit shall have all rights and licenses necessary to provide InfoCure such access prior to giving InfoCure such access.

         3.2. Summit shall assume full responsibility and liability with respect to any warranty that it may choose to offer with respect to the Orthodontics Promotional Materials, including but not limited to any accommodation offered any customer above and beyond the strict requirements of its warranty obligations.

         3.3. Summit shall indemnify and hold InfoCure harmless from any actions, suits proceedings, damages, expenses and fees (including any reasonable attorney fees) which InfoCure incurs as a result of (i) any breach of warranty or alleged breach of warranty Summit's product, (ii) any failure by Summit to comply with any applicable laws or regulations, or (iii) any liability to third parties (including reasonable attorney's fees) for any personal injury, property damage or economic loss, or claim therefor, including death or other loss, cost or expense, to the extent caused or alleged to have been caused by Summit's products (whether sounding in tort, contract, negligence, strict liability, or any other legal theory), except to the extent that such claim is determined to be due to the negligence or intentional misconduct of, or a breach of its obligations under this Agreement by InfoCure.

         3.4. Summit agrees that all information concerning the customers obtained through the InfoCure system shall remain the exclusive property of InfoCure and Summit shall only use such information for internal purposes related to this Agreement and shall not use or otherwise distribute such information for any other purpose.

4.       ROYALTIES AND ROYALTY PAYMENTS.

         4.1. In each calendar quarter during the Initial Term and each Renewal Term (as defined in Section 6.3 below), Summit shall pay InfoCure a royalty for all Orthodontic Promotional Materials invoiced by Summit, in the calendar quarter, to an InfoCure customer who ordered the Orthodontic Promotional Materials Summit Product through the use of InfoCure System. The royalty shall be **** of Total Net Sales.


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         4.2.     Within fifteen (15) days following the end of each calendar quarter, Summit shall deliver to InfoCure a written report stating the total number of Orthodontics Promotional Materials sold by Summit to InfoCure customers ordering such Orthodontics Promotional Materials through the use of InfoCure System during the preceding calendar quarter, and the total Net Sales recognized by Summit during such period.

         4.3. The royalties payable to InfoCure for any given calendar quarter during the Initial Term and any Renewal Term of this Agreement shall be paid within thirty (30) days following the end of that calendar quarter and shall be in the form of a check drawn on a United States bank in U.S. dollars unless otherwise agreed to by the parties.

         4.4. Each written report shall be made when due whether or not any royalty is due.

         4.5. Summit shall keep full and true books of its accounts, invoices, and other records in sufficient detail such that the royalties payable to InfoCure hereunder can be properly ascertained. The books, records and invoices for a given calendar year shall be preserved for a period of three (3) years following the end of such calendar year.

         4.6. At the request and expense of InfoCure, Summit shall permit an independent Certified Public Accountant (except one to whom Summit has a reasonable objection) to inspect such books, records, invoices and related journals, accounts, inventory and records necessary or desirable to verify the accuracy of the royalty reports. The inspections shall take place a maximum of one (1) time per year, during reasonable business hours and upon reasonable advance notice. The independent Certified Public Accountant shall be obligated to execute a written undertaking with respect to such confidentiality prior to the commencement of inspection. If this examination reveals that Summit has underreported and/or underpaid royalties hereunder, Summit shall immediately pay InfoCure any unpaid royalties. If the underpaid royalties exceed five percent (5%) of the royalties actually paid, then Summit shall also pay InfoCure's reasonable costs of conducting the examination.

5.       BILLINGS AND COLLECTIONS.

         5.1. All billing and invoicing in connection with the sale of Orthodontics Promotional Materials shall be the sole responsibility of Summit. Further, Summit shall have full and sole responsibility for its own collections and shall exercise complete control over approval of all customer credit, orders, and contracts.

         5.2. InfoCure shall have no responsibility or liability for the failure of any customer to make payment to Summit for the Orthodontics Promotional Materials.

         5.3. Summit shall be solely responsible for the collection and payment of all applicable taxes on its products including, without limitation, any and all sales taxes, use taxes and value-added taxes.

6.       TERM AND TERMINATION.

         6.1. The initial term of this Agreement shall commence on the Effective Date and shall end two years later (the "Initial Term").

         6.2. Following the end of the Initial Term, this Agreement shall automatically renew for an additional term of one (1) year (each a "Renewal Term"), unless terminated earlier by either party by giving sixty (60) days written notice of termination prior to the end of the then current term.


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         6.3.     Either party may terminate this Agreement on sixty (60) days prior written notice to the other party if the party to whom such notice is given is in material breach of this Agreement and any such breach is not cured within such sixty (60) day period. The party claiming the right to terminate under this provision shall set forth in its notice of intent to terminate the facts underlying its claim that the other party is in material breach of this Agreement. With respect to defaults not reasonably curable within the sixty (60) day notice period, the party to whom notice is given shall not be considered to be in default as a result of such failure, so long as that party is diligently and expeditiously attempting to cure such default and such default is curable within a reasonable period of time following the expiration of such sixty (60) day notice period.

         6.4. In the event of any expiration or termination of this Agreement, all rights and licenses provided hereunder shall immediately terminate and each party shall return to the other party, its property and Proprietary Information (and all copies thereof); and such expiration or termination shall not affect the obligations of either party to the other (i) accruing prior to the date of termination, or (ii) which expressly extend beyond the term of this Agreement. Further, any such expiration or termination of the Agreement shall be without prejudice to any right or remedy to which a party may be entitled either at law, in equity or under this Agreement. Upon the expiration or termination of this Agreement, the provisions of this Agreement concerning the ongoing interests of the parties shall continue and survive in full force and effect, including without limitation Sections 4, 5, 6.4, 7, 8, 9, 10, 12, 13 and 14.

7. LIMITATION OF LIABILITY. NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES, INCLUDING BUT NOT LIMITED TO ANY DAMAGES BASED ON ANY LOSS (OR ANTICIPATED LOSS) OF INCOME, BUSINESS, SALES, PROFITS OR EARNINGS, OR BASED ON EXPENDITURES, INVESTMENTS, COSTS, ACTIONS TAKEN OR COMMITMENTS MADE OR ENTERED INTO IN RELIANCE OF OR IN ANY WAY RELATED TO THE PERFORMANCE OF THIS AGREEMENT OR RESULTING FROM THE USE OF OR INABILITY TO USE THE PRODUCTS OR THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES, INCLUDING THE FAILURE OF ESSENTIAL PURPOSE, EVEN IF SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OCCURRING. IN NO EVENT SHALL INFOCURE'S LIABILITY TO SUMMIT EXCEED THE ROYALTIES PAID BY SUMMIT TO INFOCURE HEREUNDER. IN NO EVENT SHALL SUMMIT'S LIABILITY TO INFOCURE EXCEED THE ROYALTIES OWED BY SUMMIT TO INFOCURE HEREUNDER.

8. WARRANTIES. OTHER THAN AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, CONDITIONS, OR REPRESENTATIONS TO THE OTHER PARTY WITH RESPECT TO THEIR PRODUCTS OR ANY SERVICES PROVIDED HEREUNDER OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED OR STATUTORY. WITHOUT LIMITING THE FOREGOING, ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED AND DISCLAIMED. Summit further acknowledges that certain risks are inherent in the transmission of information over the Internet and that InfoCure does not warrant that the transactions will be uninterrupted, error free or impenetrably secure. InfoCure shall have no liability for or relating to the security, interruption, integrity or accuracy of Summit transaction with the InfoCure customers hereunder.

9. RELATIONSHIP OF THE PARTIES. In the performance of the work, duties and obligations under this Agreement, it is mutually understood and agreed that each party is acting and performing as an independent contractor. Nothing under this Agreement is intended or shall be construed to create between Summit and InfoCure an employer-employee relationship, a joint venture relationship, or a partnership, nor shall this Agreement be construed in any proceedings or for any purpose whatsoever so as to


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make one party liable to a third person for the debts, faults, or actions of any other party. Neither party shall withhold or in any way be responsible for the payment for the other party of any federal, state or local income taxes, F.I.C.A taxes, Medicare taxes, unemployment compensation, workers' compensation contributions or benefits, vacation pay, sick leave or any other employment benefits of any kind. In conformity with this intent, neither party shall have or exercise any control or direction over the techniques, procedures, or methods used by the other party in performing under this Agreement. Similarly, neither party shall have the right, power, or authority to enter into any binding obligation on behalf of the other at any time or for any purpose.

10.      PROPRIETARY INFORMATION, SERVICE MARKS, AND INTELLECTUAL PROPERTY.

         10.1. Summit acknowledges that InfoCure has a proprietary interest in information developed, used, and maintained by InfoCure in regard to the operation of its business which it considers to be competitively valuable and sensitive and holds in confidence from others ("Proprietary Information"). This Proprietary Information includes, but is not limited to, software, policies, procedures, operating manuals, business practices, forms, operating systems and information. Summit agrees that any such Proprietary Information is owned by InfoCure and that it will keep and maintain in strict confidence and will not use any Proprietary Information of InfoCure known to it. Further, Summit agrees to undertake all reasonable and appropriate steps to ensure that the confidentiality and secrecy of any Proprietary Information of InfoCure known to them is maintained, and that the Proprietary Information of InfoCure will not be used by others for its benefit or to the detriment of InfoCure. The obligations under this Section with respect to Proprietary Information that constitutes trade secrets under applicable law for so long as any such information remains trade secret and for all other Proprietary Information shall survive for three
(3) years after the termination of this Agreement.

         10.2. Each party acknowledges and agrees that all trade names, trademarks, service marks, and logos of or associated with the business of the other party are the sole property of that party. The party may use and display any such trade names, service marks, or logos of the party only in the manner as authorized by the other party and only during the term of this Agreement. Each party reserves the right to add to, change, or discontinue the use of any trade name, trademark, service mark, or logo on a selective or general basis at any time.

         10.3. Summit acknowledges that any trademark containing the words "INFOCURE", "ORTHOTRAC", and all other trademarks, service marks, logos and the like used by the InfoCure ("InfoCure Marks") shall be the property of InfoCure and shall cooperate with all efforts of InfoCure necessary to protect InfoCure's rights in the InfoCure Marks. Summit shall not take any actions that are inconsistent with the ownership of the InfoCure Marks by InfoCure. Nothing in this Agreement provides Summit with any right, title, or interest in the trademark. Summit shall not challenge the title of InfoCure to the InfoCure Marks and shall take no action to register the InfoCure Marks with the United States Patent and Trademark Office or any foreign trademark registration office.

         10.4. Summit acknowledges and agrees that all right, title and interest in the InfoCure System, including without limitation all intellectual property rights included therein, belong to InfoCure.

11. ASSIGNMENT. Except as specifically provided in this Agreement, neither this Agreement, nor any of the rights or duties under this Agreement, may be assigned or otherwise conveyed or delegated by either party. Subject to the limitations of this Section, this Agreement shall apply to and bind the parties and their respective heirs,


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executors, administrators, successors and assigns. Notwithstanding the foregoing, InfoCure or Summit may assign this Agreement to one of its subsidiaries or to any successor entity upon the reorganization, merger, consolidation, acquisition or other restructuring involving all or substantially all of the voting securities and/or assets of such party.

12. DISPUTE RESOLUTION. All disputes arising out of or concerning this Agreement shall be settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration hearing shall be held in Atlanta, Georgia. The arbitration award shall be final and binding upon the parties, and enforceable by any court of competent jurisdiction.

13. CONFIDENTIALITY. Except as required by law or judicial process or government agency (including without limitation the Securities and Exchange Commission), each party shall keep this Agreement and its terms in the strictest of confidence and its substance may be disclosed only to those of its employees, agents, and representatives having a need to know any of its contents in connection with their work; third parties as agreed to by the other party; or as otherwise required by law.

14.      GENERAL PROVISIONS.

         14.1. Each party shall, from time to time upon the request of the other party, execute and deliver any instruments or documents, or undertake any acts, reasonably necessary to implement or carry out the intent of this Agreement.

         14.2. All notices, requests, demands, instructions or other communications to be given to any party under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if personally served on the party to whom notice is to be given; (ii) within twenty-four (24) hours after mailing, if mailed to the party to whom notice is given, by first class mail which is either registered or certified, postage prepaid, return receipt requested; (iii) within twenty-four (24) hours after being deposited with a recognized private courier service (e.g. Federal Express), if delivered by a private courier service to the party to whom notice is to be given, all charges prepaid; or (iv) when sent, if given by telex or telecopy. Any notice, request, demand, instructions or other communication sent by telex or telecopy must be confirmed within twenty-four (24) hours by letter mailed or delivered in accordance with this Section. All notices shall be properly addressed to the party receiving notice as follows:

                  IF TO INFOCURE TO:

                  INFOCURE CORPORATION
                  Orthodontics Division
                  3120 Crossing park
                  Norcross, Georgia  30071
                  Attention:  CEO, Orthodontics Division

                  IF TO SUMMIT TO:

                  Summit Marketing Group, Inc.
                  11500 Olive Boulevard
                  Suite 188
                  St. Louis, Missouri  63141
                  Attention:  COO, Summit Marketing Group

The addresses for the purposes of this Section may be changed by giving written notice of such change.


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         14.3.    Failure to insist upon strict compliance with any of the
terms, covenants and conditions of this Agreement shall not be deemed a waiver of any such term, covenant or condition. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless contained in a writing specifically referring to this Agreement and executed by the party making the waiver. In addition, the exercise by a party of any remedy provided for in this Agreement or at law or in equity shall not permit the exercise by that party of any other remedy provided for in this Agreement or at law or in equity.

         14.4. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision. This Agreement shall be construed as if the invalid or unenforceable provision had never been included, but only as long as the rights, obligations and duties of a party are not materially altered thereby.

         14.5. This Agreement, together with all collateral agreements and documents referred to in it, constitute the entire agreement between the parties pertaining to the subject matter contained in this Agreement and supersede all prior and contemporaneous agreements, representations and understandings, whether oral or written, of the parties and none shall be available to interpret or construe this Agreement. No supplement, modification or amendment of this Agreement, or collateral agreements or documents, shall be binding unless contained in a writing specifically referring to this Agreement, or the collateral agreements or documents, and executed by all the parties to this Agreement.

         14.6. The parties agree that this Agreement and performance under it, and all arbitrations that may ensue from its breach, be construed in accordance with and under the laws of the State of Georgia without regard to its conflict of laws, principles, and that, in any arbitration that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Georgia shall be applicable and shall govern to the exclusion of the law of any other forum and any such action or proceeding shall be brought in the State of Georgia.

         14.7. Each party agrees to be bound by its own telecopied or facsimiled signature, and that it accepts the telecopied or facsimiled signature of the other party hereto.

                                    INFOCURE CORPORATION:





Executed on November 18, 1999       By:  /s/ James Davis
                                         ----------------------------
                                    James Davis
                                    Its: CEO, Orthodontics Division



                                    SUMMIT MARKETING GROUP, INC.:





Executed on November 12, 1999       By:  /s/ Rahul Gupta
                                         ----------------------------
                                         Rahul Gupta
                                         Its: Chief Operating Officer



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